UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 21, 2010

EQUICAP, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other Jurisdiction of Incorporation or Organization)

000-31091	224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Hangzhou, P.R. China 310007	33-0652593
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

904-418-9133
(Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders of the Registrant (the “Annual Meeting”) was held on May 21, 2010.

The stockholders voted on three proposals as follows: (i) to elect directors (Proposal 1); (ii) to approve an amendment to the Registrant’s Certificate of Incorporation changing the Registrant’s name to Zhongchai Machinery, Inc. (Proposal 2), and (iii) to approve the 2010 Performance Equity Plan (Proposal 3).

All nominees for election to the Board as Directors were elected to serve until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders also approved Proposal 2 and Proposal 3. The number of votes cast for, against or withheld and the number of abstentions with respect to each proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Peter Wang	22,376,507	100	0
Rong Shi	22,376,507	100	0
Chris X. Chen	22,376,507	100	0
	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	22,376,407	100	100	0
Proposal 3	22,376,307	0	300	0

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amendment to Certificate of Incorporation – Change of Name

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Equicap, Inc.
(Registrant)

Date: May 21, 2010	By:	/s/ Peter Wang
Peter Wang,
Chairman, President and Chief Financial Officer